EXHIBIT (21)
SUBSIDIARIES OF REGISTRANT
Registrant owns 100% of the outstanding stock of each of
the following corporations:
			NAME		STATE OF
INCORPORATION
	------------------------------	---------
-------------
	Great Oaks Insurance Company	Ohio
	Harleysville-Atlantic Insurance
		Company			Georgia
	Harleysville Insurance Company
		of New Jersey		New
Jersey

	Huron Insurance Company
	Pennsylvania
	Lake States Insurance Company
	Michigan
	Mid-America Insurance Company
	Pennsylvania
	Minnesota Fire and Casualty
		Company
	Minnesota
	New York Casualty Insurance
		Company
	New York
	Worcester Insurance Company
	Massachusetts
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